Exhibit 99.1

NII Holdings and AINMT announce partnership to invest in
Nextel Brazil’s growth strategy

•	The partnership is expected to provide Nextel Brazil with increased liquidity to revitalize the business

•	A new data-centric growth strategy for Nextel Brazil, building on the strengths of both parties

•	Strong brand position, top net promoter score rankings and highly valuable assets enable Nextel to generate profitable growth

•	AINMT brings seasoned operating telecom team and successful business model

•	Backing of AINMT’s majority shareholder, Access Industries

RESTON, VA., June 6, 2017 /PRNewswire/ -- NII Holdings, Inc. (NASDAQ: NIHD) and AINMT Holdings AB (“AINMT”), an international telecommunications company and parent of the Norwegian operator ice, the fastest growing mobile network operator in Norway, announced today that they have entered into an agreement to jointly own and operate Brazilian mobile telecommunications company Nextel Brazil.

Initially and subject to certain conditions, AINMT will invest $50 million for a 30% stake in Nextel Holdings S.à r.l. (the “Company”), a wholly-owned subsidiary of NII, which owns Nextel Brazil. AINMT will have the option to invest an additional $150 million in the Company. If such option is exercised, AINMT’s total $200 million new equity investment would result in a 60% controlling stake in the Company. NII will contribute capital in accordance with the Investment Sequencing described below and retain a 40% stake in the Company if AINMT exercises its option.

The newly-formed partnership will benefit from AINMT’s significant experience in the telecom space and financial backing from AINMT’s shareholders, including Access Industries, a global technology, media and telecom and industrial group. The partnership is expected to provide Nextel Brazil with a significant increase in capital to revitalize the business and enable it to pursue a growth strategy that NII could not fund alone.

Assuming AINMT’s option to make the additional $150 million investment is exercised, Nextel Brazil would have an enhanced financial profile to pursue a newly developed commercial strategy that contemplates continued investments in Nextel Brazil’s key markets with a focus on expanding its subscriber base.

Brazilian consumers will benefit from the combination of two leading telecommunications companies focused on the consumer experience and enhanced offerings in an evolving data-driven wireless market. A stronger Nextel Brazil will be able to provide consumers with more alternatives, better service and best practices currently being deployed by AINMT in Scandinavia.

In announcing the transaction, Steve Shindler, NII's CEO said, “We are excited to partner with AINMT as it continues to export its customer-centric and LTE-driven model to highly populated emerging markets around the globe. We believe that gaining access to their differentiated approach and data-driven strategy will allow Nextel Brazil to significantly expand both its growth and profitability.”

AINMT’s CEO, JD Fouchard, said, "Nextel Brazil offers ideal conditions for AINMT to implement its successful operating model. The spectrum holdings at multiple frequencies and the 2.9 million 3G/LTE subscribers Nextel already has in Brazil provide a solid foundation of assets on which to build, expanding the LTE network footprint and profitably growing the subscriber base. Our investment in Nextel Brazil represents a great opportunity and we welcome our new partnership with NII. We believe in the power of mobile broadband and associated services to bring fresh innovation, growth and development to the Brazilian market. We are always striving to improve and make a positive difference to the lives of our customers and the economic well-being of the communities we serve.”

NII has undergone numerous transformational initiatives in the past 18 months to turn around and stabilize Nextel Brazil’s operations through improvements in its cost structure and a significant reduction in churn. As a result of these actions, Nextel Brazil has delivered five consecutive quarters of positive adjusted OIBDA1.

Newly appointed CEO of Nextel Brazil, Roberto Rittes, said, “We welcome this investment, which will significantly strengthen our strategic and operational options and capabilities. It also enables a renewed focus on growing our 3G and LTE business by attracting and retaining customers who value the high quality wireless services we offer.”

The new partnership between NII and AINMT will enhance the trajectory of the business, offering a number of advantages to improve its competitive position:

▪	newly developed and state-of-the-art data-centric wireless networks;

▪	high quality spectrum position with LTE capabilities in Rio de Janeiro and São Paulo;

▪	an attractive subscriber base with the highest ARPU in Brazil;

▪	a well-known, respected brand with leading Net Promoter Score[2];

▪	over $200 million in new growth capital, assuming both stages of AINMT’s investments are completed;

▪	backing of AINMT’s majority shareholder, Access Industries; and

▪	the addition of AINMT team members with extensive telecom expertise and a track record of turnarounds.

The transaction will take place in two key steps (“Investment Sequencing”):

Step 1:

AINMT will conduct a $50 million share issuance, underwritten by AINMT’s existing shareholders, including Access Industries, to fund the initial investment. By the first closing, NII will have contributed to the Company all of its freely distributable cash and proceeds from the return of its escrow from the sale of Nextel Mexico (“Mexico Escrow”), except for $50 million in cash that will remain at NII. NII has also agreed to contribute future proceeds from the Mexico Escrow. NII will retain a 70% interest in the Company and AINMT will hold a 30% interest.

Closing of Step 1 is subject to (a) approval by AINMT and AINMT AS shareholders, (b) contribution to the Company of the assets of NII International Mobile S. à r.l. and confirmation of the tax treatment of such contribution, (c) Brazilian antitrust approval, and (d) reasonable acceptance by AINMT of updated disclosure schedules.

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1 Adjusted operating income before depreciation and amortization, or adjusted OIBDA, represents operating income before depreciation expense, amortization expense, material non-cash asset impairments, severance costs associated with publicly announced restructuring plans and other material non-recurring or unusual charges.
2 Based on Worthix market intelligence (methodology analogous to Net Promoter Score).

Step 2:

In a second step, AINMT will have an option, exercisable by November 15, 2017, to invest an additional $150 million to increase its ownership in the Company to 60%. The option is conditioned upon receiving certain concessions from Nextel Brazil’s lenders. If AINMT elects to exercise its option, NII will ask its shareholders to vote in favor of the transaction. The second step of the transaction must be completed by January 31, 2018, and the Company anticipates the transaction to close by the first quarter of 2018. At that time, NII stockholders are expected to hold a 40% stake in the Company.

Closing of the transaction is subject to amendment of Nextel Brazil's credit facilities and release and substitution of certain existing guarantees, as well as other customary closing conditions, including regulatory and antitrust approvals, approval from NII’s stockholders and third-party approvals.

NII was advised by Jones Day and Mattos Filho. Rothschild acted as NII’s exclusive financial advisor.

*****

This press release includes a statement on OIBDA, which is a financial metric calculated and presented on the basis of methodologies that are not in accordance with U.S. Generally Accepted Accounting Principles, or GAAP. Management, as well as certain investors, use non-GAAP financial measures to evaluate NII Holdings’ current and future financial performance. The non-GAAP financial measure included in this press release does not replace the presentation of NII Holdings’ GAAP financial results. OIBDA provides supplemental information to assist investors in analyzing NII Holdings’ financial position and results of operations. NII Holdings has chosen to provide this information to investors to enable them to perform meaningful comparisons of past, present and future operating results and as a means to emphasize the results of core on-going operations. Reconciliations of the non-GAAP financial measure provided in this release to the most directly comparable GAAP measures are provided below. To view this and other reconciliations of non-GAAP financial measures that NII Holdings uses, visit the investor relations link at www.nii.com.

Investor Call

NII and AINMT will host a joint investor conference call to discuss the partnership and new equity investment at 11:00am EST on June 6th, 2017. Participants may dial the following access numbers: US: 800-768-3395 | Brazil: 0800-038-5060 | Norway: 8001-9903 | Sweden: 02079-6588 | UK: 0800-496-0495 | Password: NII

About NII Holdings, Inc.

NII Holdings, Inc., a publicly held company based in Reston, Virginia, is a provider of differentiated mobile communication services for businesses and high value consumers in Brazil. NII Holdings, operating under the Nextel brand, offers fully integrated wireless voice services, data services and wireless Internet access. Visit NII's website at www.nii.com.

Visit NII Holdings' news room for news and to access our market’s news center: www.nii.com/newsroom.

About Nextel Brazil

Nextel Brazil provides wireless communication services under the NextelTM brand in Brazil with principal operations located in major urban and suburban centers with high population densities and related transportation corridors of the country where there is a concentration of Brazil’s business users and economic activity, notably Rio de Janeiro and São Paulo.

About AINMT

AINMT is an international telecommunications company. Its focus is wireless data communication services, the fastest growing business segment within the telecom sector. AINMT’s Norwegian operation, ice.net, is Norway’s third largest mobile network operator and fastest growing provider of voice and wireless data services operating on 4G-only networks for smartphones and mobile broadband. Today, the company is well established in Scandinavia (Norway, Sweden and Denmark) and has recently launched 4G networks in Indonesia and the Philippines. For more information, visit www.ainmt.com

About Access Industries

Access Industries is a privately held, U.S.-based industrial group with global strategic investments. Founded in 1986 by Len Blavatnik, an American entrepreneur and philanthropist, the group is headquartered in New York, with offices in London and Moscow.  Access invests in industries where it can maximize long-term value by developing regional and global leaders.  Its industrial focus spans four key sectors: natural resources and chemicals; media and telecommunications; real estate and hospitality; and venture capital.  For more information, visit www.accessindustries.com.

Media Contacts:

NII Holdings, Inc.
1875 Explorer Street, Suite 800
Reston, VA 20190
(703) 390-5100
www.nii.com

NII Investor and Media Relations
Dan Freiman
Chief Financial Officer, NII
(703) 547-5209

AINMT Investor Relations
Johan Michelsen
Deputy CEO, AINMT
+47 410 87 000

AINMT Media Contact
Endre Aaberg Johansen
Corporate Communications AS
+47 41 61 06 05
endre.johansen@corpcom.no

Additional Information and Where to Find It

In the event AINMT exercises the option to invest an additional $150 million in the Company in the second stage of the transaction, NII Holdings Inc. intends to file with the Securities and Exchange Commission (“SEC”) a proxy statement in connection with that contemplated transaction. The definitive proxy statement will be sent to NII’s stockholders and will contain important information about the contemplated transaction. INVESTORS AND STOCKHOLDERS ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE. Investors and stockholders may obtain a free copy of the proxy statement (when it is available) and other documents filed with the SEC at the SEC’s website at www.sec.gov.

Certain Information Concerning Participants

In the event AINMT exercises the option to invest an additional $150 million in the Company in the second stage of the transaction, NII and its directors and executive officers may be deemed to be participants in the solicitation of proxies from stockholders of NII in connection with the contemplated transaction. Information about NII’s directors and executive officers is set forth in its proxy statement for its 2017 Annual Meeting of Stockholders and its most recent annual report on Form 10-K. These documents may be obtained for free at the SEC’s website at www.sec.gov. Additional information regarding the interests of participants in the solicitation of proxies in connection with the contemplated transactions will be included in the proxy statement that NII intends to file with the SEC in the event AINMT exercises its option in the second stage of the transaction.

Safe Harbor Statement

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995. This news release includes “forward-looking statements” within the meaning of the securities laws. The statements in this news release regarding the partnership in Nextel Brazil, including the successful completion of the partnership, the ownership of NII and AINMT in the partnership and the cash available to be invested through the partnership in Nextel Brazil; Nextel Brazil’s business and economic outlook; Nextel Brazil’s future performance and forward-looking guidance, as well as other statements that are not historical facts, are forward-looking statements. Forward-looking statements are estimates and projections reflecting management's judgment based on currently available information and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. With respect to these forward-looking statements, management has made assumptions regarding, among other things, NII’s ability to complete the proposed transaction in a timely fashion or at all, including receiving the required regulatory and shareholder approvals and the amount of cash available to NII to invest in the partnership, NII’s ability to modify its loan and other agreements as required to complete the transaction, NII’s ability to meet its business plans, customer growth and retention, pricing, network usage, operating costs, the timing of various events, the economic and regulatory environment and the foreign currency exchange rates that will prevail during 2017. Future performance cannot be assured and actual results may differ materially from those in the forward-looking statements. Some factors that could cause actual results to differ include the risks and uncertainties relating to: the consummation of the partnership in the expected timeframe, if at all, the impact of liquidity constraints, including the ability to access escrowed and pledged funds when expected, the ability to reach agreement with lenders on amendments to the terms of financing arrangements, the ability to satisfy the conditions of the partnership, the impact of more intense competitive conditions and changes in economic conditions in Brazil, the performance of Nextel Brazil’s networks, the ability to provide services that customers want or need, the ability of NII to continue as a going concern, NII’s ability to execute its business plan for Nextel Brazil, and the additional risks and uncertainties that are described in NII’s Annual Report on Form 10-K for the period ended December 31, 2016, as well as in other reports filed from time to time by NII with the SEC. This press release speaks only as of its date, and NII disclaims any duty to update the information herein.

Non-GAAP Reconciliations

Adjusted OIBDA
Operating income before depreciation and amortization, or OIBDA, represents operating (loss) income before depreciation and amortization expense. Adjusted OIBDA represents operating income before depreciation expense, amortization expense, material non-cash asset impairments, severance costs associated with publicly announced restructuring plans and other material non-recurring or unusual charges. Adjusted OIBDA is not a measurement under accounting principles generally accepted in the United States, may not be similar to adjusted OIBDA measures of other companies and should be considered in addition to, but not as a substitute for, the information contained in our statements of operations. We believe that adjusted OIBDA provides useful information to investors because it is an indicator of our operating performance, especially in a capital intensive industry such as ours, since it excludes items that are not directly attributable to ongoing business operations. Adjusted OIBDA can be reconciled to operating loss as follows:

	For the Three Months Ended	For the Three Months Ended	For the Three Months Ended	For the Three Months Ended	For the Three Months Ended
	March 31,	June 30,	September 30,	December 31,	March 31,
US$ and BR R$ in thousands	2016	2016	2016	2016	2017

Operating loss (US$)	$ (39,331)	$ (16,480)	$ (1,336,138)	$ (50,162)	$ (72,345)
Depreciation (US$)	29,203	28,809	65,472	9,366	8,886
Amortization (US$)	9,623	10,683	11,538	3,993	4,139
OIBDA (US$)	(505)	23,012	(1,259,128)	(36,803)	(59,320)
Reversal of accrued tax contingency (US$)	0	(8,133)	0	0	0
Asset impairment charges (US$)	1,010	7,243	1,276,543	23,648	68,380
Restructuring charges (US$)	3,255	2,001	6,221	20,689	3,313
Adjusted OIBDA (US$)	$ 3,760	$ 24,123	$ 23,636	$ 7,534	$ 12,373

Average quarterly exchange rate	3.91	3.51	3.25	3.29	3.13

Adjusted OIBDA (BR R$)	R$ 14,702	R$ 84,672	R$ 76,817	R$ 24,787	R$ 38,727